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                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Robotic Vision Systems, Inc. on Form S-3 of our report dated December 15, 1995 on the supplemental consolidated financial statements of Robotic Vision Systems, Inc. as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Registration
Statement of Robotic Vision Systems, Inc. on Form S-3 of our report dated December 8, 1995, appearing in the Annual Report on Form 10-K of Robotic
Vision Systems, Inc. for the year ended September 30, 1995, relating to the financial statements of International Data Matrix, Inc. as of September 30,
1995 and December 31, 1994 and for the nine months ended September 30, 1995 and the year ended December 31, 1994, appearing in the Current Report on Form 8-K/A-1 dated October 23, 1995 of Robotic Vision Systems, Inc. and to the incorporation by reference of our report dated February 11, 1994, relating to the financial statements of Acuity Imaging, Inc. (formerly
Automatix Incorporated) as of December 31, 1993 and for each of the two years in the period ended December 31, 1993, appearing in the Current Report on Form 8-K dated October 3, 1995 of Robotic Vision Systems, Inc.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/DELOITTE & TOUCHE LLP



Jericho, New York
January 8, 1996